EXHIBIT 99.1

Mawson Infrastructure Group Expands Co-Location Business

30% Growth in Total Co-Location Services Business to about 25,284 Miners or about 82 MW

Increases Co-Location Services Business by about 5,880 Miners or About 20 MW

Expands Enterprise Customer Co-Location Agreement after 3 Consecutive Co-Location Customer Agreements Executed and Implemented since the start of Q4, 2023

MIDLAND, Pa., March 27, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure company, announced that it has expanded its co-location business.

Rahul Mewawalla, CEO and President, commented, “We are very pleased to increase and grow our co-location services business. After successfully executing and implementing three consecutive co-location customer agreements since the start of Q4, 2023, we are delighted that we have further expanded our enterprise customer agreement with Consensus. Our expansion of this enterprise customer relationship reflects our operational and technological excellence and the growing strength of our co-location digital infrastructure platform, in addition to our expertise across our other businesses including our self-mining bitcoin business and our energy management businesses.”

On March 25, 2024, Mawson signed a customer service addendum to its previous Customer Service Framework Agreement (“Customer Agreement”) with Consensus Technology Group LLC (“Consensus”) that expanded its co-location services business by approximately an additional 5,880 miners or approximately an additional 20 MW. The initial Customer Agreement signed on October 12, 2023, between wholly owned subsidiaries of Mawson and Consensus, for co-location business services was approximately 15,876 miners or approximately 50 MW. With the execution of this new customer service addendum, Mawson is expected to provide Consensus co-location business services for a total of approximately 21,756 miners or approximately 70 MW, with Mawson’s total co-location services business growing to about 25,284 miners or about 82 MW upon full deployment. In addition to its co-location services business, Mawson operates self-mining bitcoin and energy management businesses.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: https://mawsoninc.com/

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Sandy Harrison
Chief Financial Officer
IR@mawsoninc.com